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                                                                   Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

To the Board Of Directors and Stockholders
FiberChem, Inc.

                  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-2 of our report dated November 16, 1999, except for the third paragraph of Note 1 and
Note 12, as to which the date is December 6, 1999, on the consolidated balance sheet of FiberChem, Inc. and Subsidiaries as of September 30, 1999, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for each of the two years then ended, which report appears in the September 30, 1999 annual report on Form 10-KSB of FiberChem, Inc. We also consent to the reference to our firm under the caption "Experts" in such prospectus.

                                             GOLDSTEIN GOLUB KESSLER LLP

                                             New York, New York

                                             March 24, 2000